EXHIBIT 99.1

Lexaria Bioscience Announces CBD-Beverage Formulation License Agreement with Nevada-Based Company

Kelowna, British Columbia – May 7, 2019 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, announces  that it has entered a definitive 5-year agreement, via its subsidiary Lexaria Hemp Corp, to provide Lexaria’s patented DehydraTECHTM technology to a private Nevada-based company for its utilization in certain CBD-based beverages to be produced and sold across the USA.

Financial terms of the agreement are not being disclosed.  The DehydraTECH-enabled beverages are protected under Lexaria’s many existing US-granted patents and may include any combination of ready-to-drink beverages such as non-alcoholic beers, wines and spirits; cold or hot coffee or teas, sports drinks and more.

Lexaria has developed methods of combining nano-emulsion technology with its proprietary DehydraTECH processes to create beverages with market-leading aesthetic and performance characteristics. Lexaria continues to experience strong demand in North American markets for use of its technology for beverage applications.

Lexaria also announces the granting of 790,000 stock options valid for five years, to directors, an officer and employees of the Company, bearing an exercise price of US$0.99. The options will vest as to 510,00 immediately; 60,000 on November 26, 2019; 50,000 on April 15, 2020; 60,000 on November 26, 2020; 50,000 on April 15, 2021; and, 60,000 on November 26, 2021.

The options are being issued pursuant to Lexaria’s Equity Incentive Plan (the “Plan”), as approved by its board of directors of May 1, 2019 and will be subject to a four month hold period from the date of issue, pursuant to Canadian Securities Exchange policy.  The Plan is expected to be registered with the United States Securities and Exchange Commission.

The securities referred to herein have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECH™ delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs),nicotine and other molecules.

www.lexariabioscience.com

   For regular updates, connect with Lexaria on Twitter http://twitter.com/lexariacorp and on Facebook http://www.facebook.com/lexariabioscience/

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Alex Blanchard, Communications Manager

(250)765-6424 Ext 202

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA).  TurboCBDTM, DehydraTECHTM technology and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.